THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) THE BORROWER RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE NOTE (CONCURRED IN BY LEGAL COUNSEL FOR THE BORROWER) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE BORROWER OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

CONVERTIBLE PROMISSORY NOTE

Loan Amount: $937,500 Spokane, Washington
Interest Rate: 8% July 19, 2002

FOR VALUE RECEIVED, the undersigned, SVI SOLUTIONS, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of KOYAH LEVERAGE PARTNERS, L.P., a Delaware limited partnership ("Lender"), at such places and times and under the terms and conditions set forth below, the amounts, including interest, set forth below.

    Principal Amount. This Convertible Promissory Note (this "Note") evidences a loan made by Lender to Borrower in the principal amount of Nine Hundred Thirty-Seven Thousand Five Hundred Dollars ($937,500), which principal amount shall incur interest and otherwise be subject to the terms and conditions set forth herein.

    Payments. The entire principal balance of this Note shall be due and payable on September 30, 2003 (the "Maturity Date"). The principal balance of this Note shall accrue interest at the rate of eight percent (8%) per annum. Accrued interest under this Note shall be due and payable quarterly on each March 31, June 30, September 30 and December 31, commencing on September 30, 2002 and continuing through and including the Maturity Date.

    Prepayment. Borrower shall not have the right to prepay the principal balance of this Note or accrued interest thereon, in whole or in part, prior to the date when such principal or interest is due without the prior written consent of Lender.

    Collection Costs Borne by Borrower. Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Lender in enforcing the terms of this Note or in collecting this Note, including without limitation in any out-of-court workout, any court action, any appeal or any bankruptcy proceeding.

    Late Charge. If any payment of principal or interest under this Note shall not be made within five (5) days after the due date, Borrower agrees to pay, in addition to the unpaid principal or interest, interest on such defaulted amount from the due date until the date of actual payment (after as well as before judgment) at a rate of five percent (5%) per annum above the rate of interest which would otherwise have been payable under this Note or the maximum rate of interest permitted to be charged by applicable law, whichever is less. In the case of any late charges owing as a result of the Company's failure to make any quarterly payment of interest within five (5) days after the due date, such late charges may be paid by Borrower, at its option, either (i) in cash or (ii) in shares of Common Stock, at an issuance price equal to the average of the closing price per share of the Common Stock on American Stock Exchange each day over the ten (10) consecutive trading day period ending three (3) trading days before the date of payment.

    Governing Law. This Note shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-convenes. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

    Intended Beneficiaries. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

    Severability. If any part of this Note is determined to be illegal or unenforceable, all other parts shall remain in full force and effect.

    Conversion of Note. At the option of Lender, the outstanding principal balance of this Note and all accrued interest or late charges payable under this Note, at any time prior to payment thereof, may be converted, in whole or in part, into duly authorized, fully paid and non-assessable shares of common stock, par value $.0001 per share, of the Company ("Common Stock") at a conversion price of $.60 per share (subject to appropriate adjustment in the event of any stock splits, stock dividends or similar events). Lender may exercise such conversion right by providing written notice thereof to Borrower on the subscription form attached hereto, together with delivery of this Note to the Company for surrender. Such conversion shall be effective immediately upon giving such notice and as of such date Borrower shall be treated for all purposes as the holder of the shares issuable upon conversion. As soon as practicable after such conversion, Borrower, at its expense, shall cause to be issued in the name of and delivered to Lender a certificate or certificates for the number of shares to which Lender shall be entitled upon such conversion. Upon a partial conversion of this Note, this Note shall be surrendered by Lender and replaced with a new Note of like tenor for the remaining balance of the Note surrendered. The new Note shall be delivered to Lender as soon as practicable after such partial conversion. No fractional shares shall be issued upon such conversion. If upon such conversion a fractional share results, the number of shares to be issued upon conversion shall be rounded upwards or downwards to the nearest whole number.

    Representations of Lender. By acceptance of this Note, Lender represents to Borrower that Lender is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that this Note and any securities issuable upon any conversion thereof are being acquired for Lender's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution of the same, nor with any present intention of distributing or selling the same. As a condition to any conversion of this Note, Lender shall again represent and warrant as to its status as an "accredited investor" under the Securities Act by delivering the subscription form attached hereto (together with the appendix attached thereto).

    No Shareholder Rights. This Note shall not entitle Lender to any voting rights or any other rights as a shareholder of Borrower until any conversion of this Note.

    Registration Rights. All shares of Common Stock issuable upon conversion of this Note shall be deemed to be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to the Investors' Rights Agreement dated as of July 19, 2002 (the "Replacement Investors' Rights Agreement"), by and among the Company and the Investors named therein, and shall be entitled, subject to the terms and conditions of the Investors' Rights Agreement, to all registration rights granted to holders of Registrable Securities thereunder.

    Defaults. Each of the following shall constitute a default under this Note (a "Default"):

      Failure by Borrower to make any payment due under this Note or under any other agreement with Lender, Koyah Partners, L.P. or Raven Partners, L.P. (collectively, the "Affiliated Lenders") within five (5) days of its due date; any representation or warranty by Borrower under this Note or any other agreement with the Affiliated Lenders shall be false or inaccurate in any material respect when made; or failure by Borrower to comply with the provisions of any other covenant, obligation or term of this Note or any other agreement with the Affiliated Lenders which shall unremedied for five (5) days after written notice from the Affiliated Lenders;

      Failure by Borrower to pay when due any other indebtedness or obligations in excess of two hundred thousand dollars ($200,000) which shall continue after the applicable grace period, if any, specified in the agreement relating to such indebtedness or obligation; failure by Borrower to comply with the provisions of any other covenant, obligation or term of any agreement relating to such indebtedness or obligation which shall continue after the applicable grace period, if any, specified in such agreement if the effect of such failure is to accelerate, or permit the acceleration of, the due date of such indebtedness or obligation; or any such indebtedness or obligation shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity date thereof;

      Borrower makes a general assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions to any court for a receiver or trustee for Borrower or any substantial part of its property, commences any proceeding relating to the arrangement, readjustment, reorganization or liquidation under any bankruptcy or similar laws; there is commenced against Borrower any such proceedings which remain undismissed for a period of sixty (60) days; or Borrower by any act indicates its consent or acquiescence in any such proceeding or the appointment of any such trustee or receiver; or

    (d) The registration statement contemplated by Section 1.3 of the Investors' Rights Agreement dated as of July 19, 2002 shall not have become effective within one hundred eighty (180) days after the date hereof.

    Acceleration; No Exclusive Remedy. Upon written notice from Lender of a Default, Lender may declare, by written notice to Borrower, that all principal and accrued interest hereunder shall be immediately due and payable to Lender. Notwithstanding anything to the contrary herein, Lender shall be entitled to any and all remedies available to it in the event of a Default hereunder and Lender's pursuance of any particular remedy shall not preclude Lender from seeking any other remedies available to it at law or in equity.

    Notices. Any notice under this Note shall be given in writing and shall be addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by written notice to the other party.

    "Borrower"

    SVI Solutions, Inc.

    5607 Palmer Way

    Carlsbad, CA 92008

    Attn: Barry Schechter

    Tel: (760) 496-0280

    Fax: (760) 496-0281

    with a copy to:

    Solomon Ward Seidenwurm & Smith

    401 B Street, Suite 1200

    San Diego, CA 92101

    Attn: Norman Smith

    Tel: (619) 231-0303

    Fax: (619) 231-4755

    "Lender"

    Koyah Leverage Partners, L.P.

    c/o ICM Asset Management, Inc.

    601 W. Main Avenue, Suite 600

    Spokane, WA 99201

    Attn: Robert Law

    Tel: (509) 455-3588

    Fax: (509) 444-4500

    with a copy to:

    Paine, Hamblen, Coffin, Brooke & Miller LLP

    717 W. Sprague, Suite 1200

    Spokane, WA 99201

    Attn: Chris Hogstad

    Tel: (509) 455-6000

    Fax: (509) 838-0007

    Miscellaneous.

      No delay or omission on the part of Lender in exercising any right under this Note shall operate as a waiver of such right or of any other right under this Note.

      Borrower hereby waives presentation for payment, demand, notice of demand and of dishonor and non-payment of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party. The pleading of any statute of limitations as a defense to any demand against the Borrower, any endorsers, guarantors and sureties of this Note is expressly waived by each and all of such parties to the extent permitted by law. Time is of the essence under this Note.

      Any payment hereunder shall first be applied to any enforcement or collections costs, then against accrued interest or late charges hereunder and then against the outstanding principal balance hereof.

      All payments under this Note shall be made without set-off, deduction or counterclaim.

      This Note may be transferred or assigned by Lender in whole or in part if, on Borrower's reasonable request, Lender provides an opinion of counsel reasonably satisfactory to Borrower that such transfer does not require registration under the Securities Act of 1933, as amended, and applicable state securities law, except that this Note may be transferred by a Lender which is a partnership or limited liability company to a partner, former partner, member, former member or other affiliate of such partner or limited liability company, as the case may be, if (i) the transferee agrees in writing to be subject to the terms of this Note and (ii) Lender delivers notice of such transfer to Borrower. Any rights and obligations of Borrower and Lender under this Note shall be binding upon and inure to the benefit of their respective permitted successors, assigns, heirs, administrators and transferees.

      If at any time the number of authorized unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, Borrower will take all such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purpose.

      Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Borrower and Lender in the case of an amendment and only with the written consent of the waiving party in the case of a waiver.

      All shares of Common Stock issued upon conversion of this Note shall be validly issued, fully paid and non-assessable, and Borrower shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. Borrower shall not be required to pay any transfer tax or other similar charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of Lender.

      Borrower will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Lender under this Note against impairment. Without limiting the generality of the foregoing, Borrower (i) will not increase the par value of any shares of Common Stock issuable upon conversion of this Note above the amount payable therefore upon such exercise, and (ii) will take all such action as may be necessary or appropriate in order that Borrower may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of this Note.

    Replacement Note. This Note consolidates, amends and restates, and replaces and supersedes two Convertible Promissory Notes previously made by Borrower in favor of Lender from and after the date hereof, as referenced in the Amendment Agreement dated as of July 15, 2002, by and among Lender and the Investors named therein.

[Remainder of page intentionally left blank]

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its corporate name by its duly authorized officer and dated the day and year first above written.

SVI SOLUTIONS, INC.

By:

Name:

Title:

I:\Spodocs\28601\00009\agree\00055099.DOC.dlp

Replacement Note / Convertible Promissory Note Koyah Leverage

Exhibit 1

FORM OF SUBSCRIPTION

(To be signed only upon conversion of Note)

To: SVI Solutions, Inc.

(1) Check the box that applies and the provide the necessary information:

☐ Full Conversion. The undersigned Lender hereby elects to convert the attached Convertible Promissory Note (the "Note"), in full as to all outstanding principal, accrued interest and late charges, pursuant to the terms of the Note.

☐ Partial Conversion. The undersigned Lender hereby elects to convert the attached Convertible Promissory Note (the "Note"), in part as to $__________ of outstanding principal, accrued interest and late charges, pursuant to the terms of the Note.

(2) In converting the Note, the undersigned Lender hereby makes the representations and warranties set forth on Appendix A hereto as of the date hereof.

(3) Please issue a certificate or certificates representing the shares of Common Stock issuable upon such conversion in the name or names specified below:

(Name) (Name)

(Address) (Address)

(City, State, Zip Code) (City, State, Zip Code)

(Federal Tax Identification Number) (Federal Tax Identification Number)

(Date) (Signature of Lender)

Appendix A

INVESTMENT REPRESENTATION

The undersigned, _____________________ (the "Lender"), intends to acquire shares of Common Stock (the "Common Stock") of SVI Solutions, Inc. (the "Borrower") from the Borrower pursuant to the conversion of a Convertible Promissory Note held by the Lender. The Common Stock will be issued to the Lender in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Borrower, the Lender represents, warrants and agrees as follows:

(a) The Lender is acquiring the Common Stock for its own account, to hold for investment, and the Lender shall not make any sale, transfer or other disposition of the Common Stock in violation of the Securities Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission or in violation of any applicable state securities law. The Lender is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(b) The Lender has been advised that the Common Stock has not been registered under the Securities Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Borrower on such exemptions is predicated in part on the Lender's representations set forth herein.

(c) The Lender has been informed that under the Securities Act, the Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by the Lender of the Common Stock. The Lender further agrees that the Borrower may refuse to permit the Lender to sell, transfer or dispose of the Common Stock (except as permitted under Rule 144) unless there is in effect a registration statement under the Securities Act and any applicable state securities laws covering such transfer, or unless the Lender furnishes an opinion of counsel reasonably satisfactory to counsel for the Borrower to the effect that such registration is not required.

The Lender also understands and agrees that there will be placed on the certificate(s) for the Common Stock or any substitutions therefore, a legend stating in substance:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. These shares have been acquired for investment purposes and may not be sold or otherwise transferred in the absence of an effective registration statement for these shares under the Securities Act and applicable state securities laws or an opinion of counsel satisfactory to the Borrower that registration is not required and that an applicable exemption is available."